Exhibit 21

Subsidiaries of MGM Resorts International

Listed below are the majority-owned subsidiaries of MGM Resorts International as of December 31, 2021. The names of certain subsidiaries have been omitted because considered in the aggregate as a single subsidiary they would not constitute a significant subsidiary.

Blue Tarp reDevelopment, LLC	Massachusetts
Destron, Inc.	Nevada
Destron International Corp.	Philippines
MGM Grand (International), Pte Ltd.	Singapore
MGM Resorts International Marketing, Inc.	Nevada
MGM Resorts International Marketing, Ltd.	Hong Kong
Las Vegas Arena Management, LLC	Nevada
Mandalay Resort Group, LLC	Nevada
550 Leasing Company II, LLC	Nevada
Circus Circus Casinos, Inc.	Nevada
Mandalay Bay, LLC	Nevada
Mandalay Employment, LLC	Nevada
Mandalay Place LLC	Nevada
MGM Resorts Festival Grounds, LLC	Nevada
MGM Resorts Festival Grounds II, LLC	Nevada
MGM Resorts Mississippi, LLC	Mississippi
Park MGM, LLC (f/k/a Victoria Partners, LLC)	Nevada
Arena Land Holdings, LLC	Nevada
New York-New York Tower, LLC	Nevada
Park District Holdings, LLC	Nevada
New Castle, LLC	Nevada
Ramparts, LLC	Nevada
Circus Circus Holdings, Inc.	Nevada
Vintage Land Holdings, LLC	Nevada
Northfield Park Associates LLC	Ohio
Cedar Downs OTB, LLC	Ohio
Beau Rivage Resorts, LLC	Mississippi
Metropolitan Marketing, LLC	Nevada
MMNY Land Company, Inc.	New York
MGM Detroit Holdings, LLC (f/k/a MGM Grand Detroit, Inc.)	Delaware
MGM Grand Detroit, LLC	Delaware
MGM Grand Hotel, LLC	Nevada
The Signature Condominiums, LLC	Nevada
Signature Tower I, LLC	Nevada
Signature Tower 2, LLC	Nevada
Signature Tower 3, LLC	Nevada
MGM Growth Properties LLC	Delaware
MGM Growth Properties OP GP LLC	Delaware
MGM Growth Properties Operating Partnership LP	Delaware
MGP JV Investco 1 LLC	Delaware
MGP BREIT Venture 1 LLC*	Delaware
MGM Grand Propco, LLC*	Delaware
Mandalay Propco, LLC*	Delaware
MGP Finance Co-Issuer Inc.	Delaware
MGP Lessor Holdings, LLC	Delaware
MGP Lessor, LLC	Delaware
YRL Associates L.P.	New York

MGP Yonkers Realty Sub, LLC	New York
MGM Springfield reDevelopment, LLC	Massachusetts
MGP Lessor II, LLC	Delaware
MGM Hospitality, LLC	Nevada
MGM Hospitality Global, LLC MGM Hospitality International, LP MGM Hospitality International, GP, Ltd.	Nevada Cayman Islands Cayman Islands
MGM Hospitality Holdings, LLC	Dubai
MGM Hospitality Development, LLC	Dubai
MGM Hospitality International Holdings, Ltd.	Isle of Man
MGM Asia Pacific Limited (f/k/a MGM Resorts China Holdings Limited)	Hong Kong
MGM (Beijing) Hospitality Services Co., Ltd.	Beijing
MGM Hospitality India Private, Ltd.	India
MGM International, LLC	Nevada
MGM Resorts International Holdings, Ltd.	Isle of Man
MGM China Holdings, Ltd.	Cayman Islands
MGM Resorts West Japan, LLC	Japan
MGM Japan Indirect Holdco I, LLC	Nevada
MGM Japan Holdco LP	Nevada
MGM Resorts Japan, LLC	Japan
MGM Japan Indirect Holdco II, LLC	Nevada
MGM Lessee, LLC	Delaware
MGM Lessee II, LLC	Delaware
MGM National Harbor, LLC	Nevada
MGM Resorts Advertising, Inc.	Nevada
VidiAd	Nevada
MGM Resorts Arena Holdings, LLC	Nevada
MGM Resorts Development, LLC	Nevada
MGM Resorts Global Development, LLC	Nevada
MGM Resorts International Operations, Inc.	Nevada
MGM Resorts Land Holdings, LLC	Nevada
MGM Resorts Interactive, LLC	Nevada
MGM Resorts Regional Operations, LLC MGM Resorts Retail	Nevada Nevada
MGM Resorts Sub 1, LLC	Nevada
Las Vegas Basketball Ventures, LLC	Nevada
MGM Resorts Satellite, LLC	Nevada
MGM Resorts Sub B, LLC	Nevada
MGM Public Policy, LLC	Nevada
Park Theater, LLC	Nevada
Grand Garden Arena Management, LLC	Nevada
MGM Resorts Venue Management, LLC	Nevada
MGM MA Sub, LLC (f/k/a MGM Springfield, LLC)	Massachusetts
MGMM Insurance Company	Nevada
Mirage Resorts, LLC	Nevada
AC Holding Corp.	Nevada
AC Holding Corp. II	Nevada
Bellagio, LLC	Nevada
LV Concrete Corp.	Nevada
MAC, CORP.	New Jersey
Marina District Development Holding Co., LLC	New Jersey
Marina District Development Company, LLC (dba Borgata)	New Jersey

MGM Resorts Aviation Corp.	Nevada
MGM Resorts Corporate Services	Nevada
MGM Resorts Design & Development	Nevada
MGM Resorts Manufacturing Corp.	Nevada
MH, Inc.	Nevada
Mirage Laundry Services Corp.	Nevada
MGM CC, LLC	Nevada
Project CC, LLC	Nevada
Aria Resort & Casino, LLC	Nevada
CityCenter Facilities Management, LLC	Nevada
CityCenter Realty Corporation	Nevada
CityCenter Retail Holdings Management, LLC	Nevada
Vdara Condo Hotel, LLC	Nevada
CityCenter Holdings, LLC	Delaware
MGM Lessee III, LLC	Delaware
CityCenter Land, LLC	Nevada
CityCenter Boutique Hotel Holdings, LLC	Nevada
CityCenter Boutique Residential Development, LLC	Nevada
CityCenter Harmon Development, LLC	Nevada
CityCenter Harmon Hotel Holdings, LLC	Nevada
CityCenter Veer Towers Development, LLC	Nevada
CityCenter Retail Holdings, LLC	Nevada
Aria Resort & Casino Holdings, LLC	Nevada
CityCenter Vdara Development, LLC	Nevada
MGM CC Holdings, Inc.	Nevada
New York-New York Hotel & Casino, LLC	Nevada
PRMA, LLC	Nevada
PRMA Land Development Company	Nevada
The Mirage Casino-Hotel, LLC	Nevada
MGM Sports & Interactive Gaming, LLC	Delaware
MGM Live Event Ventures, LLC	Nevada
MGM Dev, LLC	Delaware
MGM Yonkers, Inc.	New York
MGM Resorts Sub X, LLC	Delaware
MGM Resorts Sub Y, LLC	Delaware
MGM Resorts Sub Z, LLC	Delaware
Grand Laundry, Inc.	Nevada
Tower B, LLC	Nevada
Tower C, LLC	Nevada
Vendido, LLC	Nevada

*MGP BREIT Venture 1 LLC is owned 50.1% by MGP JV Investco 1 LLC and 49.9% by BCORE Windmill Parent LLC. MGP BREIT Venture 1 LLC is not controlled by the registrant or its subsidiaries and, accordingly it, and its subsidiaries, are not consolidated in the registrant’s financial statements.